CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation in the Registration Statement on Form S-4 of Waters Instruments, Inc. of our report dated August 19, 1999 on the financial statements of Garrett Communications, Inc., which report appears in the Financial Statements for the years ended December 31, 1998 and 1997.




Los Gatos, California
January 21, 2000

                                        /s/     Froshman, Billings,
                                                Williams, Chan & Lewandowski
                                                Certified Public Accountants